SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____             July 14, 2016_________

Date of Report (date of earliest event reported)

BIOMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8765	95-2645573
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation

17571 Von Karman Ave.

Irvine, California 92614

(Address of Principal Executive Offices

Including Zip Code)

949-645-2111

(Registrant’s Telephone Number,

Including Area Code)

______________

(Former Name or Former Address if Changed

Since Last Report)

Page 1 of 2 pages

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On July 14, 2016, the Board of Directors of Biomerica, Inc., (the “Company”) unanimously approved a resolution to increase the size of the Board of Directors from five to six members and elected Mark A. Sirgo, Pharm.D., to serve as a director of the Company. The Board of Directors of the Company also voted that Dr. Sirgo will receive an option grant of 35,000 shares of our common stock which option grant vests one-quarter on July 14, 2017 and one-quarter on each yearly anniversary thereafter of the grant. The option grant will have a ten year term.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2016

                        Biomerica, Inc.

            By: /s/ Zackary S. Irani

Zackary S. Irani

Chief Executive Officer